SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

Millennium Bankshares Corporation
(Exact name of registrant as specified in its charter)

Virginia	0-49611	54-1920520
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)	Number)

1601 Washington Place, Reston, Virginia 20190
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 703.464.0100

N/A
(Former Name or Former Address, if changed since last report)

                Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

                On March 14, 2008, Millennium Bank, N.A. (the “Bank”), the wholly owned subsidiary of Millennium Bankshares Corporation (the “Company”) completed the sale of its two Richmond, Virginia branches to EVB, the wholly owned subsidiary of Easter Virginia Bancshares, Inc.  The combined deposits of the two branches totaled $91.9 million at the closing.  Included in the sale were loans generated by the branches totaling $48.9 million.  EVB paid Millennium a 9.25% premium on the deposits, plus the net book value of the loans.  The pre-tax gain on the sale amounted to $8.5 million.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. Not applicable.

(b) Pro Forma Financial Information. Not Applicable.

(c) Shell Company Transactions. Not Applicable

(d) Exhibits.

99.1	Purchase and Assumption Agreement, dated as of November 30, 2007, between Millennium Bank, N.A. and EVB. (1)

99.2	Press Release dated March 18, 2008

(1)                          Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 4, 2007.

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

By:	/s/ Richard I. Linhart
Richard I. Linhart, President and Chief Executive Officer

Dated: March 18, 2008